SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 14, 2003


                             HAWAIIAN HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                       1-31443                71-0879698
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification Number)


         3375 KOAPAKA STREET, SUITE G-350
         HONOLULU, HAWAII                                       96819-1869
     (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (808) 835-3700

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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         Effective as of the close of business on July 14, 2003, Mellon Investor Services, LLC ("Mellon") resigned as the transfer agent for Hawaiian Holdings, Inc. (the "Company"). As a result, until such time as a successor transfer agent is appointed or Mellon is reinstated as the transfer agent, shareholders that hold shares of the Company's common stock in their own name as shareholders of record will not be able to re-register such shares or have the ownership of such shares transferred to another shareholder's name, and shareholders that hold shares of the Company's common stock in street name, such as in a stock brokerage account or by a bank or other nominee, will not be able to request physical certificates evidencing such shares.

         Furthermore, in connection with the resignation of Mellon as the Company's transfer agent, on July 14, 2003, the American Stock Exchange and the Pacific Exchange halted trading in shares of the Company's common stock.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  None.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  None.

         (c)      EXHIBITS.

                  None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   HAWAIIAN HOLDINGS, INC.


Date:  July 14, 2003               By:  /s/ John W. Adams
                                        ---------------------------------------
                                        Name:   John W. Adams
                                        Title:  Chairman of the Board of
                                                Directors and Chief Executive
                                                Officer